Loan Agreement

Party A (Borrower): Shanxi Putai Resources Limited Co.

Party B (Lender): Ming Zhao

To cooperate with each other, promote the development of both parties, realize mutual benefits and clarify rights and obligations of each party, the parties hereby enter into this Loan Agreement in accordance with laws of the People’s Republic of China on the basis of honesty, good faith and mutual interest through amicable negotiations in connection with the actual situation at both parties, who intend to be legally bound by this Agreement.

Article One. Amount, interest rate, term and use of the loan are as follows:
Amount (in word): RMB two hundred forty million Yuan only
Rate of interest: 6% per annum.
Term: one year and a half, from May 7, 2010 to Nov. 6, 2011
Use: the loan will be used for operation and strategic development of Party A and subsidiaries controlled by Party A.

Article Two.  After this Agreement comes into force, Party B shall deposit the principal amount of the loan into a bank account designated by Party A within three business days.

Article Three. Party A shall pay off all the principal and interest within the time limit set forth herein.

Article Four.  Interest on the loan shall start to accrue from the day Party B deposit the loan amount into Party A’s account. The interest shall be paid quarterly. In case the interest rate of Bank of China is adjusted significantly within the term of this Agreement that makes it necessary to adjust the interest rate under this Agreement, Party B shall negotiate with Party A to adjust the interest rate and enter into a supplementary agreement to set forth the adjusted interest rate.

Article five. Within the term of this Agreement, Party B has the right to check the use of the loan and Party A shall provide Party B with information and materials as required.

Article Six.  Alteration and revocation of this Agreement
I.	After this Agreement takes effect, either party shall not unilaterally alter or revoke this Agreement.

II.
If Party A needs to extend or shorten the loan term, it shall apply for such extension or reduction with Party B at least 30 days in advance. With the consent of Party B, parties shall sign an agreement with respect to the postponed or advanced repayment.

III.	If either party needs to alter other clauses herein, it shall notify the other party in writing and enter into an agreement in writing through amicable negotiations.

IV.
If either party needs to revoke this Agreement, it shall notify the other party in writing and enter into an agreement in writing concerning arrangements after the revocation. Upon the entry into of an agreement to revoke this Agreement, Party A shall repay the principal and interest of loan to Party B.

Article Seven. Liabilities for breach of this Agreement:
I.
If Party A fails to use the loan as specified herein, Party B has the right to recover the loan and charge an additional interest at a rate of 5% on the amount of the loan that is used in violation of this Agreement.

II.
If Party A fails to repay principal or interest of the loan on time in accordance with this Agreement without signing an extension agreement, or if Party A fails repay the loan on the postponed repayment day, Party B has the right to set a deadline for the overdue loan or take action to recover the overdue loan. In addition, Party B is entitled to an additional interest at a rate of 5% on the overdue loan.

III.
After Party B adjusts the interest rate for the loan under this Agreement pursuant to Article Four herein, if Party A fails to pay the interest according to the adjusted interest rate, Party B has the right to recover the loan.

Article Eight.  Method of settling disputes:
Both parties can settle disputes arising from the performance of this Agreement through amicable negotiations or coordination. Should negotiation or coordination fail, they can file a lawsuit to the People’s Court at the place where this Agreement is signed. Alternatively, they may apply for arbitration to Taiyuan Arbitration Committee.

Article Nine.  The matters that are not specifically covered herein shall be implemented in accordance with national laws, regulations and financial rules.

Article Ten.  This Agreement comes into force after both parties sign and affix seals. It is made in two copies and each party keeps one copy. Each copy is of the same legal force.

Party A (Signature and Seal): /s/ Shanxi Putai Resources Limited Co.
Date: May 7, 2010

Party B (Signature): /s/ Ming Zhao
Date: May 7, 2010

This Agreement was executed at No.426 Xuefu Street, Taiyuan, Shanxi Province, China